[1] excluding the impact of the new rev enue standard

54.6 54.6 54.6 54.5 54.0 378 385 44 57 (20) 2QFY17 3QFY17 4QFY17 1QFY18 2QFY18 Net Additions (Losses) - In Thousands End of Period Connections - In Millions The company had 20,000 net losses in the current quarter compared with 378,000 net additions in the year -ago period and 57,000 net additions in the prior quarter. Sprint ended the quarter with 54.5 million connections, including 32.3 million postpaid, 9.0 million prepaid, and 13.2 million wholesale and affiliate connections.

Customer Metrics | 5

Postpaid net additions were 109,000 during the quarter compared to net additions of 168,000 in the year-ago period and net additions of 123,000 in the prior quarter. Both the year-over-year and sequential decreases were primarily driven by lower phone net additions, partially offset by data device net additions. The current quarter included 81,000 net migrations from prepaid to non-Sprint branded postpaid, compared to 71,000 in the prior quarter.



Postpaid Net Additions
In Thousands
168
256
39
123
109
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18



Postpaid Total Churn and Postpaid Phone Churn
1.72%
1.80%
1.78%
1.63%
1.78%
1.59%
1.71%
1.68%
1.55%
1.73%
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18
Postpaid Phone Churn
Postpaid Total Churn

Postpaid phone churn of 1.73 percent compared to 1.59 percent in the year-ago period and 1.55 percent in the prior quarter. The year-over-increase was mostly driven by customers rolling off promotional offers, while the sequential increase was mostly due to aggressive competitor promotions from all industry players and seasonality.

Postpaid total churn of 1.78 percent for the quarter compared to 1.72 percent in the year-ago period and 1.63 percent in the prior quarter. The year-over-year and sequential increases were primarily driven by increases in postpaid phone churn. The year-over-year increase was partially offset by a decrease in tablet churn.

Sprint Quarterly Investor Update – Fiscal 2Q18

Postpaid phone net losses of Postpaid Phone Net Additions (Losses) In Thousands 34,000 compared to net additions of 279,000 in the year-ago period 279 and net additions of 87,000 in the prior quarter. The year-over-year 184 decrease was driven by lower gross 87 additions associated with the 55 introduction of less promotional service pricing, and higher churn. The sequential decrease was (34) driven by higher phone churn. The 2QFY17 3QFY17 4QFY17 1QFY18 2QFY18 current quarter included 81,000 net migrations from prepaid to non-Sprint branded postpaid compared to 71,000 in the prior quarter. Data Device Net Additions (Losses) Data device net additions of In Thousands 143,000 in the quarter compared to net losses of 111,000 in the 143 year-ago period and net 72 additions of 36,000 in the prior 36 quarter. The year-over-year and sequential increases were driven (16) by improved tablet net additions and higher other device net (111) additions associated with wearables. The current quarter 2QFY17 3QFY17 4QFY17 1QFY18 2QFY18 included 3,000 tablet net additions, compared to 145,000 net losses in the year-ago period and 64,000 net losses in the prior quarter.

Average postpaid connections Average Postpaid Connections per Account per account of 2.88 at quarter end compared to 2.80 in the year- 2.87 2.88 2.85 ago period and 2.87 in the prior 2.83 2.80 quarter. The year-over-year growth has been driven by higher phones and wearables per account. 2QFY17 3QFY17 4QFY17 1QFY18 2QFY18 Prepaid net losses of 14,000 during the quarter compared to 95,000 net additions in the year-ago period and 3,000 net additions in the prior quarter. The year-over-year decrease was primarily due to 81,000 net migrations from prepaid to non-Sprint branded postpaid, as Boost saw higher gross additions and lower churn year-over-year. Prepaid churn was 4.74 percent compared to 4.83 percent for the year-ago period and 4.17 percent for the prior quarter. The year-over-year improvement was mostly due to lower Boost churn, while the sequential increase was impacted by more aggressive competitor promotions from all industry players and seasonality. Wholesale & affiliate net losses were 115,000 in the quarter compared to net additions of 115,000 in the year -ago period and net losses of 69,000 in the prior quarter. The year-over-year and sequential declines were primarily impacted by lower connected device net additions, which generally have a lower ARPU than other wholesale & affiliate customers.

Activations | 8

Retail activations were 6.0 million during the quarter compared to 6.4 million in the year-ago period and 5.6 million in the prior quarter. Year-over-year, the decrease was primarily driven by lower prepaid and postpaid phone upgrades and lower phone gross additions, and partially offset by higher data device gross additions. Sequentially, the increase was primarily driven by seasonally higher postpaid phone upgrades, prepaid gross additions, and data device gross additions.


Retail Activations
In Millions
Postpaid
Prepaid
6.4
2.5
3.9
7.3
2.4
4.9
6.1
2.4
3.7
5.6
2.1
3.5
6.0
2.2
3.8
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18


Postpaid Upgrades as a Percent of Total Postpaid Subscribers
6.7%
9.2%
6.4%
5.8%
6.3%
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Postpaid upgrade rate was 6.3 percent during the quarter compared to 6.7 percent for the year-ago period and 5.8 percent for the prior quarter. The year-over-year decrease was impacted by overall industry trends of customers keeping devices longer, as well as fewer upgrade offer incentives. The sequential increase was impacted by seasonality.

Sprint Quarterly Investor Update – Fiscal 2Q18

Activations
| 9

Postpaid phone connections on unsubsidized service plans represented 83 percent of the base at the end of the quarter, compared to 78 percent in the year-ago period and 82 percent in the prior quarter.



Postpaid Phone Connections on Unsubsidized Service Plans
78%
79%
80%
82%
83%
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18



Postpaid Device Financing
Total Financed Percentage of Activations
Phone Financed Percentage of Phone Activations
89%
89%
90%
89%
87%
85%
84%
84%
83%
81%
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Postpaid device financing represented 81 percent of postpaid activations for the quarter compared to 85 percent for the year-ago period and 83 percent in the prior quarter. At the end of the quarter, 50 percent of the postpaid connection base was active on a leasing agreement compared to 42 percent in the year-ago quarter and 48 percent in the prior quarter.

Postpaid phone financing represented 87 percent of phone activations for the quarter compared to 89 percent for the year-ago period and 89 percent in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 2Q18

Network | 10

Sprint's quarterly network investments, or cash capital expenditures excluding leased devices, nearly doubled year-over-year as the company made continued progress on executing its Next-Gen Network plan.

- Sprint completed thousands of tri-band upgrades and now has 2.5 GHz spectrum deployed on 70 percent of its macro sites.
- Sprint added thousands of new outdoor small cells and currently has 21,000 deployed including both mini macros and strand mounts.
- Sprint continued commercial deployment of Massive MIMO radios, which increase the speed and capacity of the LTE network and, with a software upgrade, will provide mobile 5G service launching in the first half of 2019.

These deployments are contributing to Sprint providing customers with a better network experience, as seen in Speedtest Intelligence data from Ookla.

- Best-ever showing with the fastest average download speed in 123 cities, including Seattle, Pittsburgh, Denver, and Honolulu.[1]
- Most improved network among national carriers with national average download speeds up 31 percent year-over-year.[2]



Sprint's Network is most improved.
31% increase in National average download speeds YOY!
31%
YOY increase
Sept. 2017
Sept. 2018
Analysis by Ookla of Speedtest Intelligence data comparing average download speeds from September 2017 to September 2018 for all mobile results.



LTE
Advanced

The company has reached nationwide deployment with LTE Advanced features such as 256 QAM, 4X4 MIMO, and two- and three-channel carrier aggregation, a milestone on the road to 5G. These enhancements are expected to deliver up to two times faster speeds than Sprint 4G LTE on capable devices.

[1] Analysis by Ookla® of Speedtest Intelligence® data average download speeds from 7/1/18 to 9/30/18 for all mobile results.
[2] Analysis by Ookla® of Speedtest Intelligence® data comparing average download speeds from September 2017 to September 2018 for all mobile results.

Sprint Quarterly Investor Update – Fiscal 2Q18

Revenue Recognition Changes The company adopted ASU 2014-09, “Revenue from Contracts with Three months ended September 30, 2018 Customers (Topic 606)” as of April 1, As Reported - Previous New Revenue Revenue Difference 2018 ("new revenue standard"). (in millions) Standard Standard A summary of the financial impact of the Net operating revenues Service revenue $ 5,762 $ 5,935 $ (173) income statement adjustments under Equipment sales 1,418 1,067 351 the new standard, as compared to the Equipment rentals 1,253 1,270 (17) previous revenue standard, are reflected Total net operating revenues 8,433 8,272 161 in the table for the current quarter. Net operating expenses Cost of services 1,694 1,714 (20) The most significant impacts to the Cost of equipment sales 1,517 1,468 49 financial statement results are as follows: Cost of equipment rentals 151 151 - Selling, general and administrative 1,861 1,954 (93) • Consideration paid to customers or on Depreciation - network and other 1,021 1,021 - Depreciation - equipment rentals 1,181 1,181 - behalf of customers is included as a Amortization 159 159 - reduction of the total transaction Other, net 71 71 - Total net operating expenses 7,655 7,719 (64) price of customer contracts, resulting in a contract asset that is amortized to Operating income 778 553 225 service revenue over the term of the Total other expense (554) (554) - contract or customer life. As a result, Income (loss) before taxes 224 (1) 225 the income statement impact reflects Income tax (expense) benefit (17) 30 (47) Net income 207 29 178 an increase in equipment sales offset Less: Net income attributable to by a reduction in wireless service noncontrolling interests (11) (11) - revenue. Under the previous standard, Net income attributable to Sprint Corp. $ 196 $ 18 $ 178 this consideration paid to customers or on behalf of customers was Non-GAAP Financial Measures: Adjusted EBITDA* $ 3,256 $ 3,031 $ 225 recognized as a reduction to equipment sales or as selling, general and administrative expense. • Costs to acquire a customer contract or for a contract renewal are now capitalized and amortized to selling, general and administrative expenses over the expected customer relationship period or length of the service contract, respectively. Under the previous standards, such commission costs were expensed as incurred.

Financials | 12

Net operating revenues of $8.4 billion for the quarter increased $506 million year-over-year and increased $308 million sequentially. Adjusting for the $161 million net positive impact from the new revenue standard this quarter and $122 million impact last quarter, operating revenues would have increased $345 million year-over-year and $269 million sequentially. The year-over-year increase was primarily driven by higher equipment rentals while the sequential increase was primarily driven by higher equipment sales.


Net Operating Revenues
Dollars In Billions
New revenue standard impact
$7.9
$8.2
$8.1
$8.1
Reported
$8.0
$8.4
Reported
$8.3
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18


Wireless Service Revenue
Dollars In Billions
New revenue standard impact
$5.6
$5.6
$5.6
$5.6
$5.5
Reported
$5.7
$5.5
Reported
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Wireless Service Revenue [1]
GREW Year-Over-Year
for the first time in nearly five years

[1] excluding the impact of the new revenue standard

Wireless service revenue of $5.5 billion declined $151 million year-over-year and increased $38 million sequentially. Adjusting for the $173 million negative impact this quarter and $143 million impact last quarter from the new revenue standard, wireless service revenue would have increased $22 million year-over-year and $68 million sequentially. The year-over-year increase was mostly due to growth in the retail customer base, partially offset by lower postpaid ARPU. Sequentially, the improvement was driven by an increase in postpaid service revenue.

Wireline revenue of $328 million for the quarter declined $81 million year-over-year and $10 million sequentially. The year-over-year decline was primarily driven by lower voice volumes, as the company has discontinued standalone voice services, and fewer customers using IP-based data services.

Sprint Quarterly Investor Update – Fiscal 2Q18

Financials | 13

Postpaid Average Revenue Per User (ARPU) of $43.99 for quarter decreased 4 percent year-over-year and increased 1 percent sequentially. Adjusting for the $1.00 negative impact this quarter and $1.02 impact last quarter from the new revenue standard, ARPU would have declined 2% year-over-year and improved 1% sequentially. Year-over-year, the decrease was mostly driven by higher promotions, partially offset by customers rolling off promotional pricing and other pricing actions. Sequentially, the improvement was mostly due to customers rolling off promotional pricing and other pricing actions.


Postpaid Average Revenue Per User (ARPU)
New revenue standard impact
$46.00
$45.13
$44.40
$44.57
$44.99
$43.55
Reported
$43.99
Reported
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Equipment sales of $1.4 billion increased $424 million year-over-year and $245 million sequentially. Adjusting for the $351 million positive impact this quarter and $281 million impact last quarter of the new revenue standard, equipment sales would have increased $73 million year-over-year and $175 million sequentially. The year-over-year and sequential increases were both impacted by a higher average sales price per retail device sold, while the sequential increase was also impacted by seasonally higher retail sales volumes. Sales of used devices to third parties, which have a corresponding impact to cost of equipment sales and are relatively neutral to Adjusted EBITDA*, continue to be in line with recent quarters.

Equipment rentals, formerly referred to as lease revenue, of $1.3 billion increased $287 million year-over-year and $41 million sequentially. Adjusting for the $17 million negative impact this quarter and $16 million impact last quarter from the new revenue standard, equipment rentals would have increased by $304 million year-over-year and $42 million sequentially. Both the year-over-year and sequential growth were driven by the growing number of leasing customers.


Equipment Rentals
Dollars In Billions
New revenue standard impact
$1.0
$1.0
$1.1
$1.2
$1.3
$1.2
Reported
$1.3
Reported
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Sprint Quarterly Investor Update – Fiscal 2Q18

Financials | 14

Cost of services (CoS) of $1.7 billion for the quarter decreased $4 million year-over-year and increased $17 million sequentially. Adjusting for the $20 million positive impact this quarter and $11 million impact last quarter of the new revenue standard, cost of services would have increased $16 million year-over-year and $26 million sequentially, mostly due to incremental expenses associated with increased network investments.


Cost of Service
Dollars In Billions
New revenue standard impact
$1.7
$1.7
$1.7
$1.7
$1.7
$1.7
Reported
$1.7
Reported
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Selling, general and administrative expenses (SG&A) of $1.9 billion for the quarter decreased by $152 million year-over-year and $6 million sequentially. Adjusting for the $93 million positive impact this quarter and the $81 million last quarter of the new revenue standard and merger-related costs that did not impact adjusted EBITDA*, SG&A would have decreased $115 million year-over-year and increased $43 million sequentially. The year-over-year decline was mostly due to lower marketing and general and administrative expenses, partially offset by an increase in customer care costs. The sequential increase was driven by higher bad debt expense and seasonally higher selling expenses, partially offset by lower marketing and general and administrative expenses.


Selling, General, and Administrative
Dollars In Billions
New revenue standard impact
$2.0
$2.1
$2.0
$1.9
$2.0
$1.9
Reported
$1.9
Reported
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Sprint Quarterly Investor Update – Fiscal 2Q18

Financials | 15

Cost of equipment sales of $1.5 billion for the quarter increased $113 million year-over-year and $247 million sequentially. Adjusting for the $49 million negative impact this quarter and $22 million impact last quarter of the new revenue standard, cost of equipment sales would have increased $64 million year-over-year and $220 million sequentially. The year-over-year and sequential increases were both impacted by a higher average cost per retail device sold, while the sequential increase was also impacted by seasonally higher retail sales volumes.



Cost of Equipment Sales
Dollars In Billions
New revenue standard impact
$1.4
$1.7
$1.5
$1.3
Reported
$1.2
$1.5
Reported
$1.5
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Cost of equipment rentals, formerly referred to as loss on leased devices, of $151 million for the quarter increased $39 million year-over-year and increased $27 million sequentially, due to growth in leasing customers.



Depreciation and Amortization
Dollars In Billions
Network and Other
Equipment Rentals
Amortization
$2.1
$0.2
$0.9
$1.0
$2.2
$0.2
$1.0
$1.0
$2.3
$0.2
$1.1
$1.0
$2.3
$0.2
$1.1
$1.0
$2.4
$0.2
$1.2
$1.0
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Depreciation and amortization expense of $2.4 billion for the quarter increased $267 million year-over-year and $31 million sequentially. The year-over-year and sequential increases were mostly due to higher depreciation expense related to equipment rentals.

Sprint Quarterly Investor Update – Fiscal 2Q18

Financials | 16

Operating income of $778 million for the quarter compared to $601 million in the year-ago period and $815 million in the prior quarter. The current period included $225 million net positive impact from the new revenue standard, a $68 million loss from asset dispositions, $56 million in merger-related costs, $25 million in severance and exit costs, and a net benefit of $32 million from hurricane-related reimbursements. The year-ago period included $34 million of estimated hurricane-related charges. The prior period included a $192 million net positive impact from the new revenue standard, $93 million in merger-related costs, and $42 million in contract termination, severance and exit costs. Adjusting for the above items, operating income would have increased $35 million year-over-year and declined $88 million sequentially.


Operating Income
Dollars In Billions
New revenue standard impact
$0.6
$0.7
$0.2
$0.8
Reported
$0.6
$0.8
Reported
$0.6
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Net income of $196 million for the quarter compared to a net loss of $48 million in the year-ago period and net income of $176 million in the prior quarter. The current period included $178 million net positive impact from the new revenue standard compared to $152 million in the prior quarter. Adjusting for the tax-effected impacts of the items in the operating income section, net income would have been approximately $100 million higher year-over-year and approximately $40 million lower sequentially.

Adjusted EBITDA* was $3.3 billion for the quarter compared to $2.7 billion in the year-ago period and $3.3 billion in the prior quarter. Adjusting for the $225 million net positive impact this quarter and $192 million impact last quarter from the new revenue standard, adjusted EBITDA* would have improved $302 million year-over-year and decreased $57 million sequentially. The year-over-year improvement was mostly driven by higher equipment rentals. Sequentially, the decrease was primarily driven by seasonally higher cost of equipment sales, partially offset by higher equipment sales.


Adjusted EBITDA*
Dollars In Billions
New revenue standard impact
$2.7
$2.7
$2.8
$3.3
Reported
$3.1
$3.3
Reported
$3.0
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Sprint Quarterly Investor Update – Fiscal 2Q18

Financials | 17

Net cash provided by operating activities^^ of $2.9 billion for the quarter compared to $2.8 billion in the year-ago period and $2.4 billion in the prior quarter. Year-over-year, the increase was primarily driven by higher Adjusted EBITDA*, partially offset by unfavorable changes in working capital, including higher inventory levels. The sequential increase is primarily due to favorable changes in working capital.


Net Cash Provided by Operating Activities ^^
Dollars In Billions
$2.8
$2.7
$2.7
$2.4
$2.9
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18


Adjusted Free Cash Flow *^^
Dollars In Millions
$420
$397
($240)
$8
$525
2QFY17
3QFY17
4QFY17
1QFY18
2QFY18

Adjusted free cash flow*^^ of positive $525 million for the quarter compared to $420 million in the year-ago period and $8 million in the prior quarter. Year-over-year, increased network spending was offset by higher net proceeds of financings related to receivables. Sequentially, the increase was primarily driven by higher cash flows from operations.

Cash paid for network capital expenditures was $1.3 billion in the quarter compared to $692 million in the year-ago period and $1.1 billion in the prior quarter. The increases were driven by higher spending on Next-Gen network initiatives.

^^ The Company adopted ASU 2016-15, "Statement of Cash Flows (Topic 230): *Classification of Certain Cash Receipts and Cash Payments*" as of January 1, 2018. Certain prior period amounts have been reclassified or restated in accordance with the new standard.

Sprint Quarterly Investor Update – Fiscal 2Q18

Liquidity and Debt Dollars In Billions $ 11.6 $0.4 $0.4 $1.9 $11.2 of General Purpose Liquidity $ 5.3 $0.7 $8.9 $4.6 Liquidity as of 9/30/18 Current Maturities** Cash, Cash Equivalents, Short-Term Investments Revolver Receivables/Device Financing Vendor Financing Note Maturities Other ** Includes maturities due through September 2019 Total general purpose liquidity was $11.2 billion at the end of the quarter, including $8.9 billion of cash, cash equivalents and short-term investments. Additionally, the company has approximately $400 million of availability under a vendor financing agreement that can be used toward the purchase of 2.5GHz network equipment.

Adjusted Cash EBITDA* Capex $12.4 billion to $5.0 billion to $12.7 billion $5.5 billion As Reported excluding $11.7B - $12.0B excluding leased devices the impact of the new revenue standard

Results Tables | 20

Wireless Operating Statistics (Unaudited)

	Quarter To Date			Year To Date	
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Net additions (losses) (in thousands)					
Postpaid	109	123	168	232	129
Postpaid phone	(34)	87	279	53	367
Prepaid	(14)	3	95	(11)	130
Wholesale and affiliate	(115)	(69)	115	(184)	180
Total wireless net (losses) additions	(20)	57	378	37	439
End of period connections (in thousands)					
Postpaid [(a) (c) (d)]	32,296	32,187	31,686	32,296	31,686
Postpaid phone [(a) (c)]	26,813	26,847	26,432	26,813	26,432
Prepaid [(a) (b) (c) (e)]	9,019	9,033	8,765	9,019	8,765
Wholesale and affiliate [(b) (c) (f)]	13,232	13,347	13,576	13,232	13,576
Total end of period connections	54,547	54,567	54,027	54,547	54,027
Churn					
Postpaid	1.78%	1.63%	1.72%	1.71%	1.69%
Postpaid phone	1.73%	1.55%	1.59%	1.64%	1.55%
Prepaid	4.74%	4.17%	4.83%	4.45%	4.70%
Supplemental data - connected devices					
End of period connections (in thousands)					
Retail postpaid	2,585	2,429	2,158	2,585	2,158
Wholesale and affiliate	10,838	10,963	11,221	10,838	11,221
Total	13,423	13,392	13,379	13,423	13,379
ARPU [(g)]					
Postpaid	$ 43.99	$ 43.55	$ 46.00	$ 43.77	$ 46.65
Postpaid phone	$ 50.16	$ 49.57	$ 52.34	$ 49.86	$ 53.13
Prepaid	$ 35.40	$ 36.27	$ 37.83	$ 35.83	$ 38.04

NON-GAAP RECONCILIATION - ABPA* AND ABPU* (Unaudited)

(Millions, except accounts, connections, ABPA*, and ABPU*)

	Quarter To Date			Year To Date	
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
ABPA*					
Postpaid service revenue	$ 4,255	$ 4,188	$ 4,363	$ 8,443	$ 8,829
Add: Installment plan and non-operating lease billings	326	352	397	678	765
Add: Equipment rentals	1,253	1,212	966	2,465	1,865
Total for postpaid connections	$ 5,834	$ 5,752	$ 5,726	$ 11,586	$ 11,459
Average postpaid accounts (in thousands)	11,207	11,176	11,277	11,192	11,295
Postpaid ABPA* [(h)]	$ 173.53	$ 171.57	$ 169.25	$ 172.55	$ 169.10

	Quarter To Date			Year To Date	
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Postpaid phone ABPU*					
Postpaid phone service revenue	$ 4,038	$ 3,977	$ 4,132	$ 8,015	$ 8,346
Add: Installment plan and non-operating lease billings	279	307	358	586	690
Add: Equipment rentals	1,247	1,204	953	2,451	1,840
Total for postpaid phone connections	$ 5,564	$ 5,488	$ 5,443	$ 11,052	$ 10,876
Postpaid average phone connections (in thousands)	26,838	26,745	26,312	26,792	26,182
Postpaid phone ABPU* [(i)]	$ 69.10	$ 68.41	$ 68.95	$ 68.75	$ 69.23

[(a)] During the three-month period ended June 30, 2018, we ceased selling devices in our installment billing program under one of our brands and as a result, 45,000 subscribers were migrated back to prepaid.

[(b)] Sprint is no longer reporting Lifeline subscribers due to regulatory changes resulting in tighter program restrictions. We have excluded them from our customer base for all periods presented, including our Assurance Wireless prepaid brand and subscribers through our wholesale Lifeline MVNOs.

[(c)] As a result of our affiliate agreement with Shentel, certain subscribers have been transferred from postpaid and prepaid to affiliates. During the three-month period ended June 30, 2018, 10,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates. During the three-month period ended June 30, 2017, 17,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates.

[(d)] During the three-month period ended June 30, 2017, 2,000 Wi-Fi connections were adjusted from the postpaid subscriber base.

[(e)] During the three-month period ended September 30, 2017, the Prepaid Data Share platform It's On was decommissioned as the Company continues to focus on higher value contribution offerings resulting in a 49,000 reduction to prepaid end of period subscribers.

[(f)] On April 1, 2018, approximately 115,000 wholesale subscribers were removed from the subscriber base with no impact to revenue.

[(g)] ARPU is calculated by dividing service revenue by the sum of the monthly average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Postpaid phone ARPU represents revenues related to our postpaid phone connections.

[(h)] Postpaid ABPA* is calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

[(i)] Postpaid phone ABPU* is calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid phone connections during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

Sprint Quarterly Investor Update – Fiscal 2Q18

Wireless Device Financing Summary (Unaudited) (Millions, except sales, connections, and leased devices in property, plant and equipment) Quarter To Date Year To Date 9/30/18 6/30/18 9/30/17 9/30/18 9/30/17 Postpaid activations (in thousands) 3,772 3,473 3,917 7,245 7,585 Postpaid activations financed 81% 83% 85% 82% 85% Postpaid activations - operating leases 59% 70% 68% 64% 62% Installment plans Installment sales financed $ 255 $ 213 $ 268 $ 468 $ 821 Installment billings $ 292 $ 325 $ 373 $ 617 $ 741 Installment receivables, net $ 838 $ 983 $ 1,583 $ 838 $ 1,583 Equipment rentals and depreciation - equipment rentals Equipment rentals $ 1,253 $ 1,212 $ 966 $ 2,465 $ 1,865 Depreciation - equipment rentals $ 1,181 $ 1,136 $ 888 $ 2,317 $ 1,742 Leased device additions Cash paid for capital expenditures - leased devices $ 1,707 $ 1,817 $ 1,706 $ 3,524 $ 3,065 Leased devices Leased devices in property, plant and equipment, net $ 6,184 $ 6,213 $ 4,709 $ 6,184 $ 4,709 Leased device units Leased devices in property, plant and equipment (units in thousands) 15,392 15,169 13,019 15,392 13,019 Leased device and receivables financings net proceeds Proceeds $ 1,527 $ 1,356 $ 789 $ 2,883 $ 1,554 Repayments (1,200) (1,070) (1,148) (2,270) (1,421) Net proceeds (repayments) of financings related to devices and receivables $ 327 $ 286 $ (359) $ 613 $ 133 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78

Results Tables | 22

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per share data)

	Quarter To Date			Year To Date	
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Net operating revenues					
Service revenue	$ 5,762	$ 5,740	$ 5,967	$ 11,502	$ 12,038
Equipment sales	1,418	1,173	994	2,591	2,181
Equipment rentals	1,253	1,212	966	2,465	1,865
Total net operating revenues	8,433	8,125	7,927	16,558	16,084
Net operating expenses					
Cost of services (exclusive of depreciation and amortization below)	1,694	1,677	1,698	3,371	3,407
Cost of equipment sales	1,517	1,270	1,404	2,787	2,949
Cost of equipment rentals (exclusive of depreciation below)	151	124	112	275	224
Selling, general and administrative	1,861	1,867	2,013	3,728	3,951
Depreciation - network and other	1,021	1,023	997	2,044	1,974
Depreciation - equipment rentals	1,181	1,136	888	2,317	1,742
Amortization	159	171	209	330	432
Other, net	71	42	5	113	(359)
Total net operating expenses	7,655	7,310	7,326	14,965	14,320
Operating income	778	815	601	1,593	1,764
Interest expense	(633)	(637)	(595)	(1,270)	(1,208)
Other income (expense), net	79	42	44	121	(8)
Income before income taxes	224	220	50	444	548
Income tax expense	(17)	(47)	(98)	(64)	(390)
Net income (loss)	207	173	(48)	380	158
Less: Net (income) loss attributable to noncontrolling interests	(11)	3	-	(8)	-
Net income (loss) attributable to Sprint Corporation	$ 196	$ 176	$ (48)	$ 372	$ 158
Basic net income (loss) per common share attributable to Sprint Corporation	$ 0.05	$ 0.04	$ (0.01)	$ 0.09	$ 0.04
Diluted net income (loss) per common share attributable to Sprint Corporation	$ 0.05	$ 0.04	$ (0.01)	$ 0.09	$ 0.04
Basic weighted average common shares outstanding	4,061	4,010	3,998	4,036	3,996
Diluted weighted average common shares outstanding	4,124	4,061	3,998	4,095	4,080
Effective tax rate	7.6%	21.4%	196.0%	14.4%	71.2%

NON-GAAP RECONCILIATION - NET INCOME (LOSS) TO ADJUSTED EBITDA* (Unaudited)
(Millions)

	Quarter To Date			Year To Date	
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Net income (loss)	$ 207	$ 173	$ (48)	$ 380	$ 158
Income tax expense	17	47	98	64	390
Income before income taxes	224	220	50	444	548
Other (income) expense, net	(79)	(42)	(44)	(121)	8
Interest expense	633	637	595	1,270	1,208
Operating income	778	815	601	1,593	1,764
Depreciation - network and other	1,021	1,023	997	2,044	1,974
Depreciation - equipment rentals	1,181	1,136	888	2,317	1,742
Amortization	159	171	209	330	432
EBITDA* (1)	3,139	3,145	2,695	6,284	5,912
Loss (gain) from asset dispositions, exchanges, and other, net (2)	68	-	-	68	(304)
Severance and exit costs (3)	25	8	-	33	-
Contract terminations (4)	-	34	-	34	(5)
Merger costs (5)	56	93	-	149	-
Litigation and other contingencies (6)	-	-	-	-	(55)
Hurricanes (7)	(32)	-	34	(32)	34
Adjusted EBITDA* (1)	$ 3,256	$ 3,280	$ 2,729	$ 6,536	$ 5,582
Adjusted EBITDA margin*	56.5%	57.1%	45.7%	56.8%	46.4%
Selected items:					
Cash paid for capital expenditures - network and other	$ 1,266	$ 1,132	$ 692	$ 2,398	$ 1,843
Cash paid for capital expenditures - leased devices	$ 1,707	$ 1,817	$ 1,706	$ 3,524	$ 3,065

Sprint Quarterly Investor Update – Fiscal 2Q18

WIRELESS STATEMENTS OF OPERATIONS (Unaudited) (Millions) Quarter To Date Year To Date 9/30/18 6/30/18 9/30/17 9/30/18 9/30/17 Net operating revenues Service revenue Postpaid $ 4,255 $ 4,188 $ 4,363 $ 8,443 $ 8,829 Prepaid 954 982 990 1,936 1,989 Wholesale, affiliate and other 289 290 296 579 555 Total service revenue 5,498 5,460 5,649 10,958 11,373 Equipment sales 1,418 1,173 994 2,591 2,181 Equipment rentals 1,253 1,212 966 2,465 1,865 Total net operating revenues 8,169 7,845 7,609 16,014 15,419 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 1,466 1,429 1,422 2,895 2,834 Cost of equipment sales 1,517 1,270 1,404 2,787 2,949 Cost of equipment rentals (exclusive of depreciation below) 151 124 112 275 224 Selling, general and administrative 1,749 1,704 1,936 3,453 3,811 Depreciation - network and other 968 972 944 1,940 1,869 Depreciation - equipment rentals 1,181 1,136 888 2,317 1,742 Amortization 159 171 209 330 432 Other, net 58 37 5 95 (309) Total net operating expenses 7,249 6,843 6,920 14,092 13,552 Operating income $ 920 $ 1,002 $ 689 $ 1,922 $ 1,867 WIRELESS NON-GAAP RECONCILIATION (Unaudited) (Millions) Quarter To Date Year To Date 9/30/18 6/30/18 9/30/17 9/30/18 9/30/17 Operating income $ 920 $ 1,002 $ 689 $ 1,922 $ 1,867 Loss (gain) from asset dispositions, exchanges, and other, net (2) 68 - - 68 (304) Severance and exit costs (3) 12 3 - 15 (5) Contract terminations (4) - 34 - 34 (5) Hurricanes (7) (32) - 34 (32) 34 Depreciation - network and other 968 972 944 1,940 1,869 Depreciation - equipment rentals 1,181 1,136 888 2,317 1,742 Amortization 159 171 209 330 432 Adjusted EBITDA* (1) $ 3,276 $ 3,318 $ 2,764 $ 6,594 $ 5,630 Adjusted EBITDA margin* 59.6% 60.8% 48.9% 60.2% 49.5% Selected items: Cash paid for capital expenditures - network and other $ 1,101 $ 1,019 $ 549 $ 2,120 $ 1,514 Cash paid for capital expenditures - leased devices $ 1,707 $ 1,817 $ 1,706 $ 3,524 $ 3,065 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78

WIRELINE STATEMENTS OF OPERATIONS (Unaudited) (Millions) Quarter To Date Year To Date 9/30/18 6/30/18 9/30/17 9/30/18 9/30/17 Net operating revenues $ 328 $ 338 $ 409 $ 666 $ 842 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 295 311 372 606 759 Selling, general and administrative 53 69 66 122 123 Depreciation and amortization 51 49 49 100 100 Other, net 13 5 - 18 5 Total net operating expenses 412 434 487 846 987 Operating loss $ (84) $ (96) $ (78) $ (180) $ (145) WIRELINE NON-GAAP RECONCILIATION (Unaudited) (Millions) Quarter To Date Year To Date 9/30/18 6/30/18 9/30/17 9/30/18 9/30/17 Operating loss $ (84) $ (96) $ (78) $ (180) $ (145) Severance and exit costs (3) 13 5 - 18 5 Depreciation and amortization 51 49 49 100 100 Adjusted EBITDA* $ (20) $ (42) $ (29) $ (62) $ (40) Adjusted EBITDA margin* -6.1% -12.4% -7.1% -9.3% -4.8% Selected items: Cash paid for capital expenditures - network and other $ 55 $ 51 $ 40 $ 106 $ 102 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited) (Millions) Year To Date 9/30/18 9/30/17 Operating activities Net income $ 380 $ 158 Depreciation and amortization 4,691 4,148 Provision for losses on accounts receivable 166 199 Share-based and long-term incentive compensation expense 68 87 Deferred income tax expense 39 364 Gains from asset dispositions and exchanges - (479) Loss on early extinguishment of debt - 65 Amortization of long-term debt premiums, net (67) (90) Loss on disposal of property, plant and equipment 343 410 Deferred purchase price from sale of receivables (223) (640) Other changes in assets and liabilities: Accounts and notes receivable 85 (179) Inventories and other current assets 168 541 Accounts payable and other current liabilities (95) (161) Non-current assets and liabilities, net (384) 183 Other, net 186 120 Net cash provided by operating activities 5,357 4,726 Investing activities Capital expenditures - network and other (2,398) (1,843) Capital expenditures - leased devices (3,524) (3,065) Expenditures relating to FCC licenses (70) (19) Change in short-term investments, net (832) 3,834 Proceeds from sales of assets and FCC licenses 272 218 Proceeds from deferred purchase price from sale of receivables 223 640 Other, net 42 (2) Net cash used in investing activities (6,287) (237) Financing activities Proceeds from debt and financings 2,944 1,860 Repayments of debt, financing and capital lease obligations (2,928) (4,261) Debt financing costs (248) (9) Call premiums paid on debt redemptions - (129) Proceeds from issuance of common stock, net 276 1 Other, net - (22) Net cash provided by (used in) financing activities 44 (2,560) Net (decrease) increase in cash, cash equivalents and restricted cash (886) 1,929 Cash, cash equivalents and restricted cash, beginning of period 6,659 2,942 Cash, cash equivalents and restricted cash, end of period $ 5,773 $ 4,871 RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited) (Millions) Quarter To Date Year To Date 9/30/18 6/30/18 9/30/17 9/30/18 9/30/17 Net cash provided by operating activities $ 2,927 $ 2,430 $ 2,802 $ 5,357 $ 4,726 Capital expenditures - network and other (1,266) (1,132) (692) (2,398) (1,843) Capital expenditures - leased devices (1,707) (1,817) (1,706) (3,524) (3,065) Expenditures relating to FCC licenses, net (11) (59) (6) (70) (19) Proceeds from sales of assets and FCC licenses 139 133 117 272 218 Proceeds from deferred purchase price from sale of receivables 53 170 265 223 640 Other investing activities, net 63 (3) (1) 60 (2) Free cash flow* $ 198 $ (278) $ 779 $ (80) $ 655 Net proceeds (repayments) of financings related to devices and receivables 327 286 (359) 613 133 Adjusted free cash flow* $ 525 $ 8 $ 420 $ 533 $ 788

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) 9/30/18 3/31/18 ASSETS Current assets Cash and cash equivalents $ 5,726 $ 6,610 Short-term investments 3,186 2,354 Accounts and notes receivable, net 3,555 3,711 Device and accessory inventory 859 1,003 Prepaid expenses and other current assets 1,121 575 Total current assets 14,447 14,253 Property, plant and equipment, net 20,816 19,925 Costs to acquire a customer contract 1,379 - Goodwill 6,598 6,586 FCC licenses and other 41,373 41,309 Definite-lived intangible assets, net 2,075 2,465 Other assets 1,163 921 Total assets $ 87,851 $ 85,459 LIABILITIES AND EQUITY Current liabilities Accounts payable $ 4,210 $ 3,409 Accrued expenses and other current liabilities 3,370 3,962 Current portion of long-term debt, financing and capital lease obligations 5,346 3,429 Total current liabilities 12,926 10,800 Long-term debt, financing and capital lease obligations 35,329 37,463 Deferred tax liabilities 7,704 7,294 Other liabilities 3,428 3,483 Total liabilities 59,387 59,040 Stockholders' equity Common stock 41 40 Treasury shares, at cost (15) - Paid-in capital 28,251 27,884 Retained earnings (accumulated deficit) 432 (1,255) Accumulated other comprehensive loss (308) (313) Total stockholders' equity 28,401 26,356 Noncontrolling interests 63 63 Total equity 28,464 26,419 Total liabilities and equity $ 87,851 $ 85,459 NET DEBT* (NON-GAAP) (Unaudited) (Millions) 9/30/18 3/31/18 Total debt $ 40,675 $ 40,892 Less: Cash and cash equivalents (5,726) (6,610) Less: Short-term investments (3,186) (2,354) Net debt* $ 31,763 $ 31,928 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78

Results Tables | 27

SCHEDULE OF DEBT (Unaudited)
(Millions)

ISSUER	MATURITY	9/30/18 PRINCIPAL
Sprint Corporation		
7.25% Senior notes due 2021	09/15/2021	$ 2,250
7.875% Senior notes due 2023	09/15/2023	4,250
7.125% Senior notes due 2024	06/15/2024	2,500
7.625% Senior notes due 2025	02/15/2025	1,500
7.625% Senior notes due 2026	03/01/2026	1,500
Sprint Corporation		12,000
Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC		
3.36% Senior secured notes due 2021	09/20/2021	2,625
4.738% Senior secured notes due 2025	03/20/2025	2,100
5.152% Senior secured notes due 2028	03/20/2028	1,838
Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC		6,563
Sprint Communications, Inc.		
Export Development Canada secured loan	12/17/2019	300
9% Guaranteed notes due 2018	11/15/2018	1,753
7% Guaranteed notes due 2020	03/01/2020	1,000
7% Senior notes due 2020	08/15/2020	1,500
11.5% Senior notes due 2021	11/15/2021	1,000
9.25% Debentures due 2022	04/15/2022	200
6% Senior notes due 2022	11/15/2022	2,280
Sprint Communications, Inc.		8,033
Sprint Capital Corporation		
6.9% Senior notes due 2019	05/01/2019	1,729
6.875% Senior notes due 2028	11/15/2028	2,475
8.75% Senior notes due 2032	03/15/2032	2,000
Sprint Capital Corporation		6,204
Credit facilities		
PRWireless secured term loan	06/28/2020	181
Secured equipment credit facilities	2021 - 2022	461
Secured term loan	02/03/2024	3,940
Credit facilities		4,582
Accounts receivable facility	2020	3,024
Financing obligations	2021	129
Capital leases and other obligations	2019 - 2026	478
Total principal		41,013
Net premiums and debt financing costs		(338)
Total debt		$ 40,675

Sprint Quarterly Investor Update – Fiscal 2Q18

Results Tables | 28

RECONCILIATION OF ADJUSTMENTS FROM THE ADOPTION OF TOPIC 606 RELATIVE TO TOPIC 605 ON CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Millions, except per share data)

	Three Months Ended September 30, 2018			Six Months Ended September 30, 2018		
	As reported	Balances without adoption of Topic 606	Change	As reported	Balances without adoption of Topic 606	Change
Net operating revenues						
Service revenue	$ 5,762	$ 5,935	$ (173)	$ 11,502	$ 11,818	$ (316)
Equipment sales	1,418	1,067	351	2,591	1,959	632
Equipment rentals	1,253	1,270	(17)	2,465	2,498	(33)
Total net operating revenues	8,433	8,272	161	16,558	16,275	283
Net operating expenses						
Cost of services (exclusive of depreciation and amortization below)	1,694	1,714	(20)	3,371	3,402	(31)
Cost of equipment sales	1,517	1,468	49	2,787	2,716	71
Cost of equipment rentals (exclusive of depreciation below)	151	151	-	275	275	-
Selling, general and administrative	1,861	1,954	(93)	3,728	3,902	(174)
Depreciation - network and other	1,021	1,021	-	2,044	2,044	-
Depreciation - equipment rentals	1,181	1,181	-	2,317	2,317	-
Amortization	159	159	-	330	330	-
Other, net	71	71	-	113	113	-
Total net operating expenses	7,655	7,719	(64)	14,965	15,099	(134)
Operating income	778	553	225	1,593	1,176	417
Total other expense	(554)	(554)	-	(1,149)	(1,149)	-
Income (loss) before income taxes	224	(1)	225	444	27	417
Income tax (expense) benefit	(17)	30	(47)	(64)	23	(87)
Net income	207	29	178	380	50	330
Less: Net income attributable to noncontrolling interests	(11)	(11)	-	(8)	(8)	-
Net income attributable to Sprint Corporation	$ 196	$ 18	$ 178	$ 372	$ 42	$ 330
Basic net income per common share attributable to Sprint Corporation	$ 0.05	$ -	$ 0.05	$ 0.09	$ 0.01	$ 0.08
Diluted net income per common share attributable to Sprint Corporation	$ 0.05	$ -	$ 0.05	$ 0.09	$ 0.01	$ 0.08
Basic weighted average common shares outstanding	4,061	4,061	-	4,036	4,036	-
Diluted weighted average common shares outstanding	4,124	4,124	-	4,095	4,095	-

Sprint Quarterly Investor Update – Fiscal 2Q18

RECONCILIATION OF ADJUSTMENTS FROM THE ADOPTION OF TOPIC 606 RELATIVE TO TOPIC 605 ON CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) September 30, 2018 Balances without adoption As reported of Topic 606 Change ASSETS Current assets Accounts and notes receivable, net $ 3,555 $ 3,470 $ 85 Device and accessory inventory 859 881 (22) Prepaid expenses and other current assets 1,121 691 430 Costs to acquire a customer contract 1,379 - 1,379 Other assets 1,163 1,004 159 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Accrued expenses and other current liabilities $ 3,370 $ 3,397 $ (27) Deferred tax liabilities 7,704 7,251 453 Other liabilities 3,428 3,460 (32) Stockholders' equity Retained earnings (accumulated deficit) 432 (1,205) 1,637 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78

NOTES TO THE FINANCIAL INFORMATION (Unaudited) (1) As more of our customers elect to lease a device rather than purchasing one under our subsidized program, there is a significant positive impact to EBITDA* and Adjusted EBITDA* from direct channel sales primarily due to the fact the cost of the device is not recorded as cost of equipment sales but rather is depreciated over the customer lease term. Under our device leasing program for the direct channel, devices are transferred from inventory to property and equipment and the cost of the leased device is recognized as depreciation expense over the customer lease term to an estimated residual value. The customer payments are recognized as revenue over the term of the lease. Under our subsidized program, the cash received from the customer for the device is recognized as revenue from equipment sales at the point of sale and the cost of the device is recognized as cost of equipment sales. During the three and six month periods ended September 30, 2018, we leased devices through our Sprint direct channels totaling approximately $1,094 million and $2,257, respectively, which would have increased cost of equipment sales and reduced EBITDA* if they had been purchased under our subsidized program. The impact to EBITDA* and Adjusted EBITDA* resulting from the sale of devices under our installment billing program is generally neutral except for the impact in our indirect channels from the time value of money element related to the imputed interest on the installment receivable. (2) During the second quarter of fiscal year 2018 and the first quarter of fiscal year 2017, the company recorded losses on dispositions of assets primarily related to cell site construction and network development costs that are no longer relevant as a result of changes in the company's network plans. Additionally, during the first quarter of fiscal year 2017 the company recorded a pre-tax non-cash gain related to spectrum swaps with other carriers. (3) During the second and first quarters of fiscal year 2018, severance and exit costs consist of lease exit costs primarily associated with tower and cell sites, access exit costs related to payments that will continue to be made under the company's backhaul access contracts for which the company will no longer be receiving any economic benefit, and severance costs associated with reduction in its work force. (4) During the first quarter of fiscal year 2018, contract termination costs are primarily due to the purchase of certain leased spectrum assets, which upon termination of the spectrum leases resulted in the accelerated recognition of the unamortized favorable lease balances. During the first quarter of fiscal year 2017, we recorded a $5 million gain due to reversal of a liability recorded in relation to the termination of our relationship with General Wireless Operations, Inc. (Radio Shack). (5) During the second and first quarters of fiscal year 2018, we recorded merger costs of $56 million and $93 million, respectively, due to the proposed Business Combination Agreement with T-Mobile. (6) During the first quarter of fiscal year 2017, we recorded a $55 million reduction in legal reserves related to favorable developments in pending legal proceedings. (7) During the second quarter of fiscal year 2018 we recognized hurricane-related reimbursements of $32 million. During the second quarter of fiscal year 2017 we recorded estimated hurricane-related charges of $34 million, consisting of customer service credits, incremental roaming costs, network repairs and replacements.

* FINANCIAL MEASURES Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly *FINANCIAL MEASURES used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies. Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The measures used in this release include the following: EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry. Postpaid ABPA is average billings per account and calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. We believe that ABPA provides useful information to investors, analysts and our management to evaluate average postpaid customer billings per account as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid account each month. Postpaid Phone ABPU is average billings per postpaid phone user and calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals by the sum of the monthly average number of postpaid phone connections during the period. We believe that ABPU provides useful information to investors, analysts and our management to evaluate average postpaid phone customer billings as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid phone user each month. Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments and equity method investments. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments. Net Debt is consolidated debt, including current maturities, less cash and cash equivalents and short-term investments. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

SAFE SAFE HARBOR This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our network, cost reductions, connections growth, and liquidity; and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services; efficiencies and cost savings of new technologies and services; customer and network usage; connection growth and retention; service, speed, coverage and quality; availability of devices; availability of various financings, including any leasing transactions; the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. About Sprint: Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.5 million connections as of September 30, 2018 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching the first 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.